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                                                                 EXHIBIT 2.2


                                PREFERRED STOCK
                              PURCHASE AGREEMENT


            This Preferred Stock and Subordinated Note Purchase Agreement (this "Agreement") is entered into this 31st day of July, 1997, by and among NorAm Energy Corp., a Delaware corporation ("Seller"), and Transcrypt International, Inc., a Delaware corporation ("Buyer").


                                  BACKGROUND

            WHEREAS, Seller owns 80,000 shares of the Preferred Stock, $100 par value per share (the "Preferred Stock"), of E. F. Johnson Company, a Minnesota corporation ("EFJ"), constituting all of the issued and outstanding shares of such Preferred Stock (the "Shares");

            WHEREAS, Seller is the payee and holder of EFJ's 9.79% Senior Subordinated Note dated July 31, 1992 in the principal amount of $10,000,000 (the "Note");

            WHEREAS, based upon the representations, covenants, agreements and warranties herein made by Seller, and subject to the terms and conditions contained in this Agreement, Buyer wishes to purchase and acquire the Shares from Seller;

            WHEREAS, based upon the representations, covenants, agreements and warranties herein made by Buyer, and subject to the terms and conditions contained in this Agreement, Seller wishes to sell and transfer the Shares to Buyer;

            WHEREAS, Seller has previously agreed to cancel the Note and accrued interest on all debt obligations to EFJ; and

            WHEREAS, Seller and Buyer wish to provide for the above-described sale and transfer of the Shares;

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth below, the parties hereto hereby agree as follows:

            1. SALE AND PURCHASE OF SHARES. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined in Section 5.1 hereof) Seller shall sell and transfer to Buyer, and Buyer shall purchase and acquire from Seller, the Shares (together with Seller's right to all accrued and unpaid dividends thereon) and the Note (together with Seller's right to all accrued and unpaid interest thereon).

            2. CONSIDERATION. The total consideration to be paid for the Shares (together with Seller's right to all accrued and unpaid dividends thereon) pursuant hereto is a number of whole shares of the common stock, par value $.01 per share, of Buyer ("Transcrypt Common Stock"), equal to 457,856 shares, determined by taking the quotient obtained by dividing (x) $5.5 million by (y) the average of the per share closing prices for Transcrypt Common Stock on NASDAQ for the ten

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consecutive trading days two days before the day of the Closing, provided that any fractional shares of Transcrypt Common Stock resulting from such division shall be rounded down to the nearest share, which consideration, subject to the terms and conditions of this Agreement, shall be payable by Buyer to Seller at the Closing as set forth in Section 5 hereof.

            3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

            3.1. TITLE. Seller is the sole record and beneficial holder of all the Shares and the sole owner of the Note, in each case, free and clear of any and all liens, claims or encumbrances of any nature whatsoever (whether absolute, accrued, contingent or otherwise).

            3.2. CORPORATE ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power and authority to own, lease or otherwise hold the assets owned, leased and held by it and to carry on the business currently conducted by it.

            3.3 AUTHORIZATION AND EFFECT OF AGREEMENT. Seller has the requisite corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by Seller. The execution and delivery by Seller of this Agreement and the performance by Seller of the transactions contemplated hereby to be performed by Seller have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due execution and delivery of this Agreement by Buyer, constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms.

            3.4 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement by Seller does not, and the performance by Seller of the transactions contemplated hereby to be performed by Seller will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, (i) any provision of the certificate of incorporation or bylaws of Seller or any contract to which Seller is a party, (ii) any license, permit or approval ("Permit") of any domestic or foreign court, government, governmental agency, authority or instrumentality ("Governmental Authority"),
(iii) any domestic or foreign statute, law, ordinance, rule, regulation, order or common law obligation ("Law") of any Governmental Authority issued or applicable to Seller, or to any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby to be performed by it.

            3.5 CERTAIN LIMITATIONS ON REPRESENTATIONS AND WARRANTIES. Seller is a sophisticated person that was advised by knowledgeable counsel in connection with this Agreement. Seller (i) has not relied nor will it rely upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement, and (ii) there are no representations or warranties by or on behalf of Buyer or any of its Affiliates or representatives other than those set forth in this Agreement. As used in this Agreement, the term "Affiliate" means, with respect to any person, any person in control of, controlled by, or under common control with,

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such person, and the term "person" means any individual, corporation, partnership, limited liability company, trust or other legal entity.

            4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

            4.1 CORPORATE ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease or otherwise hold the assets owned, leased or held by it and to carry on the business currently conducted by it.

            4.2 AUTHORIZATION AND EFFECT OF AGREEMENT. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by Buyer of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming the due execution and delivery of this Agreement by Seller, constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

            4.3 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer of the transactions contemplated hereby to be performed by it will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, (i) any provision of the certificate of incorporation or bylaws of Buyer or any contract to which Buyer is a party, or (ii) any Permit of any Governmental Authority, (iii) any Law of any Governmental Authority issued or applicable to Buyer, or to any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated hereby to be performed by it.

            4.4 ABSENCE OF PAYMENTS. Except as provided in the Stock Purchase Agreement, dated July 31, 1997, between EFJ Partners, a New York general partnership ("EFJ Partners"), and Buyer (the "Stock Purchase Agreement"), there are no agreements between Buyer or any of its Affiliates, on the one hand, and EFJ, EFJ Partners or any of their respective Affiliates, on the other hand, that provide for the payment of sums of money or any other form of consideration including, but not limited to, Transcrypt Common Stock, from Buyer or any of its Affiliates to EFJ, EFJ Partners or any of their respective Affiliates.

            4.5 CERTAIN LIMITATIONS ON REPRESENTATIONS AND WARRANTIES. Buyer is a sophisticated person that was advised by knowledgeable counsel and other advisors in connection with this Agreement. Buyer (i) has not relied nor will it rely upon any document or written or oral information previously furnished to it or discovered by it or its representatives, other than this Agreement, and (ii) there are no representations or warranties by or on behalf of Seller or any of its Affiliates or representatives other than those expressly set forth in this Agreement.



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            5.    CLOSING.

            5.1 DATE OF CLOSING. (a) The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m. local time at the offices of Proskauer Rose LLP ("Proskauer"), 1585 Broadway, New York, New York on the same day as the closing of the transactions contemplated by the Stock Purchase Agreement, provided that there shall have occurred the fulfillment or waiver of the conditions precedent set forth in Sections 6 and 7 hereof, or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." The following transactions shall take place at the Closing, all of which shall be deemed to have occurred simultaneously and none of which shall be deemed completed unless and until all of them shall have been completed (or waived in writing by the parties entitled to performance):

                  (b) At the Closing, Seller shall deliver to Buyer the following:

                        (i) one or more stock certificates representing the Shares, duly endorsed for transfer to Buyer or accompanied by stock powers executed in blank;

                        (ii) the cancelled Note;

                        (iii) certificates of an authorized officer of Seller, in form and substance reasonably satisfactory to Buyer, certifying Seller's valid existence and good standing in the state of its incorporation, the incumbency of officers or others acting in a representative capacity, the due authorization of the transactions contemplated hereby, and the matters referred to in Section 6.1 hereof; and

                        (iv) agreements of even date herewith between EFJ and Seller providing for mutual releases.

                  (c) At the Closing, Buyer shall deliver to Seller the following:

                        (i) the number of whole shares of Transcrypt Common Stock which Seller has the right to receive pursuant to Section 2 hereof; and;

                        (ii) certificates of an authorized officer of Buyer, in form and substance reasonably satisfactory to Seller, certifying Buyer's certificate of incorporation and bylaws, Buyer's valid existence and good standing in the state of its incorporation, the incumbency of officers or others acting in a representative capacity, the due authorization of the transactions contemplated hereby, and the matters referred to in Section 7.1 hereof;

            6. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the following conditions, except to the extent waived by Buyer in writing at the
Closing:

            6.1 ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH CONDITIONS. All representations and warranties of Seller contained in this Agreement shall be accurate in all material respects as of the Closing Date with the same effect as if made on and as of such date, except to the

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extent that any of such representations and warranties refers specifically to a date other than the Closing Date, in which case such representations and warranties shall be true and correct in all material respects on and as of such date. As of the Closing, Seller shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before such time.

            6.2 SELLER'S DELIVERIES. Seller shall have delivered to Buyer the documents set forth in Section 5.1(b) hereof.

            6.3 LEGAL ACTION. There shall not have been instituted or threatened any legal proceeding (a) relating to, or seeking to prohibit or otherwise challenge this Agreement or the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages with respect thereto, or (b) which Buyer shall reasonably determine could have a material adverse effect on it or its business.

            6.4 NO GOVERNMENTAL ACTION. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Authority or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Buyer makes any of the transactions contemplated by this Agreement illegal.

            6.5 CLOSING WITH EFJ PARTNERS. Buyer shall have completed the purchase and acquisition of all of the issued and outstanding shares of Common Stock of EFJ (the "EFJ Common Stock") from EFJ Partners pursuant to the terms of the Stock Purchase Agreement.

            6.6 OTHER CLOSING DOCUMENTS. Seller shall have delivered to Buyer, at or prior to the Closing, such other documents as Buyer may reasonably request to carry out the provisions of and the transactions contemplated by this Agreement in form and substance reasonably satisfactory to Buyer.

            7. CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the following conditions, except to the extent waived by Seller in writing at the Closing:

            7.1 ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH CONDITIONS. All representations and warranties of Buyer contained in this Agreement shall be accurate in all material respects as of the Closing Date with the same effect as if made on and as of such date except to the extent that any of such representations and warranties refers specifically to a date other than the Closing Date, in which case such representations and warranties shall be true and correct in all material respects on and as of such date. As of the Closing, Buyer shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied with by Buyer at or before such time.

            7.2 BUYER'S DELIVERIES. Buyer shall have delivered to Seller the Transcrypt Common Stock and the documents set forth in Section 5.1(c) hereto.


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            7.3 LEGAL ACTION. There shall not have been instituted or threatened any legal proceeding (a) relating to, or seeking to prohibit or otherwise challenge this Agreement or the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto, or (b) which Seller shall reasonably determine could have a material adverse effect on it or its business.

            7.4 NO GOVERNMENTAL OR LEGAL ACTION. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Authority or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Seller makes any of the transactions contemplated by this Agreement illegal.

            7.5 REGISTRATION RIGHTS AGREEMENT. Seller and Buyer shall have entered into a registration rights agreement in the form attached as Exhibit A with respect to the shares of Transcrypt Common Stock to be received pursuant hereto.

            8.    FURTHER AGREEMENTS OF THE PARTIES.

            8.1 PERFORMANCE OF COVENANTS. Seller shall perform or cause to be performed the covenants of Seller under this Agreement. Buyer shall perform or cause to be performed the covenants of Buyer under this Agreement.

            8.2   GENERAL.

                  (a) Seller shall use all reasonable efforts and take all reasonable steps, and shall cooperate with Buyer to cause to be fulfilled, those of the conditions set forth in this Agreement to the parties' respective obligations to consummate the transactions contemplated by this Agreement that are dependent upon the actions or inactions of Seller, and to execute and deliver such instruments and take such other reasonable actions as may be necessary or appropriate in order to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

                  (b) Buyer shall use all reasonable efforts and take all reasonable steps, and shall cooperate with the Seller to cause to be fulfilled, those of the conditions set forth in this Agreement to the parties' respective obligations to consummate the transactions contemplated by this Agreement that are dependent upon the actions or inactions of Buyer, and to execute and deliver such instruments and take such other reasonable actions as may be necessary or appropriate in order to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

            8.3 EXPENSES. Buyer and Seller shall bear their own respective expenses incurred by them in respect of the transactions contemplated hereby.

            8.4 FURTHER ASSURANCES. At any time and from time to time after the date hereof, each party hereto shall, without further consideration, execute and deliver to the other such instruments of transfer and assumption, and shall take such other action, as the other may reasonably request to carry out the transactions contemplated by this Agreement.


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            9. SURVIVAL OF REPRESENTATIONS. The representations and warranties of Seller and of Buyer contained in this Agreement shall survive the consummation of the transactions contemplated hereby for the longest period of time permitted by the applicable statute(s) of limitations.

            10.   TERMINATION.

            10.1 BASES FOR TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time on or prior to the Closing
Date:

                  (a)   by the mutual written consent of the parties hereto;

                  (b) by Buyer (i) if any representation or warranty of Seller made in this Agreement was untrue in any material respect when made or is untrue in any material respect on the Closing Date; or (ii) if Seller shall have defaulted in any material respect in the performance of any covenant, agreement or obligation under this Agreement, and such default is not cured within ten days after Seller's receipt of written notice from Buyer that such default exists or has occurred; or (iii) if the conditions to Buyer's obligations to consummate the transactions contemplated hereby are not or cannot be satisfied on or before July 31, 1997 for any reason other than a breach by Buyer;

                  (c) by Seller (i) if any representation or warranty of Buyer made in this Agreement was untrue in any material respect when made or is untrue in any material respect on the Closing Date; or (ii) if Buyer shall have defaulted in any material respect in the performance of any covenant, agreement or obligation under this Agreement, and such default is not cured within ten days after Buyer's receipt of written notice from Seller that such default exists or has occurred; or (iii) if the conditions to Seller's obligations to consummate the transactions contemplated hereby are not or cannot be satisfied on or before July 31, 1997 for any reason other than a breach by Seller.

            10.2 MANNER OF EXERCISE. In the event of the termination of this Agreement prior to the Closing pursuant to Section 10.1, written notice thereof (with a reasonable description of the reasons for such termination) shall forthwith be given to the non-terminating party, and this Agreement shall terminate and the transactions contemplated hereunder shall be abandoned without further action by any party hereto.

            10.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement prior to the Closing pursuant to Section 10.1, all rights and obligations of the parties hereunder shall terminate, except for the rights and obligations of the parties under Section 8.3 hereof and the right of the non-breaching party to seek damages from a breaching party.

            11.   MISCELLANEOUS.

            11.1 FINDERS. Each party hereto represents and warrants that it has not employed or utilized the services of any broker or finder in connection with this Agreement or the transactions contemplated hereby, except for the persons identified by Seller on Schedule 11.1(a) hereto and by Buyer on Schedule 11.1(b) hereto.


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            11.2 ENTIRE AGREEMENT. This Agreement (together with the Schedules and Exhibit A hereto) contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties hereto with respect to those matters.

            11.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Texas without regard to the conflicts of laws provisions thereof.

            11.4 HEADINGS. The Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

            11.5 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):


                  If to Buyer, to it at:

                  Transcrypt International, Inc.
                  4800 NW First Street
                  Lincoln, NE 68521-9918
                  Telecopy No.:  (402) 479-8477

                  Attention:  Mr. John Connor

                  with a copy to:

                  Manatt, Phelps & Phillips, LLP
                  Trident Center, East Tower
                  11355 West Olympic Boulevard
                  Los Angeles, CA 90064
                  Telecopy No.: (310) 312-4224

                  Attention:  Alan E. Morelli, Esq.


                  If to Seller, to it at:

                  NorAm Energy Corp.
                  1600 Smith Street
                  Houston, TX  77002
                  Telecopy No.: (713) 654-7522

                  Attention: Mr. Michael A. Creel


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                  with a copy to:

                  Jones, Day, Reavis & Pogue
                  2300 Trammel Crow Center
                  2001 Ross Avenue
                  Dallas, TX 75201
                  Telecopy No.:  (214) 969-5100

                  Attention: Kathleen M. McLaurin, Esq.


            11.6 SEPARABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

            11.7 WAIVERS AND AMENDMENTS. No waiver of any provision hereof shall be construed as a waiver of any other provision. Any waiver or amendment of this Agreement must be in writing and signed by the party to be charged therewith.

            11.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any right or obligation hereunder may be assigned or transferred by Seller without Buyer's written consent or by Buyer without Seller's written consent; provided, however, that Buyer may, without Seller's consent, assign its rights and delegate its obligations under this Agreement to any Affiliate of Buyer; provided, however, that as a condition to any such assignment and delegation, such Affiliate of Buyer shall expressly assume such obligations pursuant to a written instrument of assumption. Notwithstanding any such assignment or delegation, Buyer shall remain liable for the failure, if any, of its Affiliate to perform Buyer's obligations hereunder.

            11.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.


                    [END OF TEXT. SIGNATURE PAGE FOLLOWS.]

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            This Agreement has been duly executed as of the date hereinabove set forth.



                              NORAM ENERGY CORP.


                              By:   /s/ W. Randall Fowler
                                 -------------------------------------
                                   Authorized Officer


                              TRANSCRYPT INTERNATIONAL, INC.


                              By:     /s/ John T. Connor
                                 -------------------------------------
                                     Authorized Officer



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                               SCHEDULE 11.1(a)

                      BROKER OR FINDER RETAINED BY SELLER


                                     NONE

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                               SCHEDULE 11.1(b)

                      BROKER OR FINDER RETAINED BY BUYER


                                  Furman Selz

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                                   EXHIBIT A

                         REGISTRATION RIGHTS AGREEMENT


                  [See Exhibit 4.1 to this Report on Form 8-K.]



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